Exhibit 10.1

UNITED STATES DISTRICT COURT

DISTRICT OF DELAWARE

NATHAN PRAWITT, derivatively on behalf	)
of INTRUSION, INC.,	)
)
Plaintiff,	)	Civil Action No.: 1:22-cv-00735-MN
)
v.	)
)
JACK B. BLOUNT, MICHAEL L. PAXTON,	)
B. FRANKLIN BYRD, P. JOE HEAD, GARY ))
DAVIS, JAMES F. GERO, ANTHONY	)
SCOTT, ANTHONY J. LEVECCHIO,	)
KATRINKA B. MCCALLUM, JAMIE M.	)
SCHNUR, GREGORY K. WILSON,	)
)
Defendants,	)
)
-and-)
)
INTRUSION, INC.,	)
)
Nominal Defendant	)

STIPULATION OF COMPROMISE AND SETTLEMENT

This Stipulation of Compromise and Settlement (the “Stipulation”) is made and entered into as of September 28, 2023. Plaintiff Nathan Prawitt (“Plaintiff”), derivatively on behalf of nominal defendant Intrusion, Inc. (“Intrusion” or the “Company”) and defendants Jack B. Blount, Michael L. Paxton, B. Franklin Byrd, P. Joe Head, Gary Davis, James F. Gero, Anthony Scott, Anthony J. Levecchio, Katrinka B. McCallum, Jamie M. Schnur, and Gregory K. Wilson (collectively, the “Individual Defendants” and, together with Intrusion, the “Defendants”), by and through their undersigned attorneys, have reached an agreement for the settlement of the above captioned action (the “Action”) on the terms set forth below (the “Settlement”) and subject to Court approval pursuant to Rule 23.1 of the Federal Rules of Civil Procedure. This Stipulation is intended to fully, finally, and forever resolve, discharge, and settle all claims asserted in the Action, and all claims relating to the transactions challenged in the Action, except for any claims Defendants or Nominal Defendant may have against insurers, co-insurers or reinsurers, which claims are not otherwise released pursuant to other documentation.

Summary of the Action

A.              Intrusion, a Delaware corporation with principal executive offices in Plano, Texas, develops and sells products to protect against cyberattacks through purported advanced threat intelligence and artificial intelligence. Intrusion’s TraceCop product maintains databases of malicious Internet Protocol and Transmission Control Protocol addresses and prevents their access to protected networks. Intrusion Savant is a network data capture and analysis tool that records and reports network activity to product users.

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B.              In or about May 2020, it was disclosed that the Company was developing a new product which used artificial intelligence (“AI”) to identify and stop cyberattacks, including “zero day” attacks that exploit both known and unknown computer software vulnerabilities, in real time and without the need for human intervention. Purportedly, this new product would be fully compatible with existing security measures and require minimal adjustments for use on existing networks. This new product, “Shield,” leveraged Intrusion’s TraceCop database and its Savant product, which does real-time analysis, and combining them with AI capabilities.

C.              Plaintiff alleged that throughout the Relevant Period (October 14, 2020 through August 26, 2021), the Individual Defendants issued and/or caused the issuance of materially misleading statements concerning the Company’s Shield product, including statements concerning the design and capabilities of Shield, the parameters and purported success of product testing, and the number and identity of customers who purportedly purchased Shield.

D.              In April 2021, White Diamond Research (“White Diamond”) issued a report publicizing some of the problems with Shield and other issues concerning the Company. While Intrusion publicly refuted the White Diamond report, Intrusion failed to rollout the 50,000 product seats for Shield that it had previously forecast and, therefore, failed to meet revenue expectations from those sales. Thereafter, Intrusion laid off approximately 20% of its workers and it was subsequently disclosed that the United States Securities and Exchange Commission (the “SEC”) had commenced an investigation of the Company.

E.               On April 16, 2021, a securities class action, Celeste v. Intrusion, Inc. et al., Case No. 4:21-cv-00307 (E.D. Tex.), was filed in the United States District Court for the Eastern District of Texas, for violations of the Securities Exchange Act of 1934 (the “Exchange Act”). On May 14, 2021, a second securities class action, Neely v. Intrusion, Inc. et al., was filed in the United States District Court for the Eastern District of Texas, also alleging violations of the Exchange Act. On November 23, 2021, the securities class actions were consolidated (the “Securities Action”) and, on February 7, 2022, an amended complaint was filed in the Securities Action (the “Securities Complaint”). On April 13, 2022, the Securities Action was stayed to permit the parties to file a motion for preliminary approval of class action settlement.

F.               On June 3, 2022, Plaintiff filed the Verified Stockholder Derivative Complaint in the Action, alleging violation of the § 10(b) of the Exchange Act and Rule 10b-5, as well as state law claims for breach of fiduciary duties, unjust enrichment, and waste of corporate assets against the Individual Defendants on behalf of the Company.

G.              On December 16, 2022, the United States District Court for the Eastern District of Texas entered a Final Judgment approving the settlement of the Securities Action which, inter alia, provided for the payment of $3,250,000 in cash to the members of the class.

H.              On December 20, 2022, Plaintiff and Defendants (collectively, the “Parties”) filed a Stipulation and Proposed Order Staying Case to stay the Action for sixty (60) days to permit counsel for the Parties an opportunity to meet and confer about how to proceed and submit a proposed schedule for the Court’s consideration. That Proposed Order was granted the same day. Thereafter, the Court entered Orders extending the stay to permit the Parties to discuss possible settlement of the Action.

I.                In or about January 2023, the Parties commenced arm’s-length negotiations concerning a possible resolution of the Action. After approximately seven (7) months of arduous negotiations, the Parties reached an agreement-in-principle to fully resolve all claims in the Action on or about July 21, 2023.

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Plaintiff’s Claims and the Benefits of the Settlement

J.                Plaintiff believes that the claims asserted in the Action have merit, but also believes that the Settlement set forth below provides substantial and immediate benefits for Intrusion and its current stockholders. In addition to these substantial benefits, Plaintiff and h i s counsel have considered: (i) the attendant risks of continued litigation and the uncertainty of the outcome of the Action; (ii) the probability of success on the merits; (iii) the inherent problems of proof associated with, and possible defenses to, the claims asserted in the Action; (iv) the desirability of permitting the Settlement to be consummated according to its terms; (v) the expense and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and appeals; and (vi) the conclusion of Plaintiff and his counsel that the terms and conditions of the Settlement are fair, reasonable, and adequate, and that it is in the best interests of Intrusion and its current stockholders to settle the Action on the terms set forth herein.

K.              Based on Plaintiff’s counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff’s counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon the Company and its current stockholders. Based upon Plaintiff’s Counsel’s evaluation as well as his own evaluation, Plaintiff has determined that the Settlement is in the best interests of Intrusion and its current stockholders and has agreed to settle the Action upon the terms and subject to the conditions set forth herein.

Defendants’ Denials of Wrongdoing and Liability

L.               The Defendants deny all allegations of wrongdoing, liability, violations of law or damages arising out of or related to any of the conduct, statements, acts, or omissions alleged in the Action, and maintain that their conduct was at all times proper, in good faith, in the best interests of Intrusion and its stockholders, and in compliance with applicable law. The Defendants further specifically deny any violation of the federal securities laws, breach of fiduciary duties, unjust enrichment, or waste of corporate assets as alleged in the Action. The Defendants affirmatively assert that they complied with all applicable federal securities laws and rules, and they fulfilled their fiduciary duties. Defendants also deny that Intrusion and/or its stockholders were harmed by any conduct of the Defendants alleged in the Action or that could have been alleged therein. Each of the Defendants asserts that, at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Intrusion and all of its stockholders.

M.             Defendants, however, recognize the uncertainty and the risk inherent in any litigation, and the difficulties and substantial burdens, expense, and length of time that may be necessary to defend these proceedings through the conclusion of trial, post-trial motions, and appeals. In particular, Defendants are cognizant of the burdens this litigation is imposing on Intrusion and its management, and the impact that continued litigation may have on management’s ability to continue focusing on the creation of stockholder value. Defendants wish to eliminate the uncertainty, risk, burden, and expense of further litigation, and to permit the operation of Intrusion without further distraction and diversion of its directors and executive personnel with respect to the Action. Defendants have therefore determined to settle the Action on the terms and conditions set forth in this Stipulation solely to put the Released Claims (as defined herein) to rest, finally and forever, without in any way acknowledging any wrongdoing, fault, liability, or damages and expressly denying same.

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, BY AND AMONG THE PARTIES TO THIS STIPULATION, subject to the approval of the Court pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, that the Action shall be fully and finally compromised and settled, the Released Claims shall be released as against the Releasees (as defined below), and the Action shall be dismissed with prejudice, upon and subject to the following terms and conditions:

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I.      DEFINITIONS

1.1. “Action” means the above-captioned action, Prawitt v. Blount, et al., Case No. 1:22-cv-00735-MN (D. Del.), filed in the United States District Court for the District of Delaware on June 3, 2022.

1.2. “Company” means nominal defendant Intrusion, Inc.

1.3. “Defendants” means defendants Jack B. Blount, Michael L. Paxton, B. Franklin Byrd, P. Joe Head, Gary Davis, James F. Gero, Anthony Scott, Anthony J. Levecchio, Katrinka B. McCallum, Jamie M. Schnur, Gregory K. Wilson and nominal defendant Intrusion, Inc., collectively.

1.4. “Defendants’ Counsel” means Greenberg Traurig, LLP and McCarter & English, LLP.

1.5. “Defendants’ Releasees” means Intrusion, the Individual Defendants, and any other current or former officer, director, or employee of Intrusion, and their respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial advisors, advisors, consultants, attorneys, personal or legal representatives, auditors, accountants, associates and insurers, co-insurers and re-insurers.

1.6. “Effective Date” means the date that the Judgment, which approves in all material respects the releases provided for in the Stipulation and dismisses the Action with prejudice, becomes Final.

1.7. “Final” means, with respect to any judgment or order, that (i) if no appeal is filed, the expiration date of the time for filing or noticing of any appeal of the judgment or order; or (ii) if there is an appeal from the judgment or order, the date of (a) final dismissal of all such appeals, or the final dismissal of any proceeding on certiorari or otherwise to review the judgment or order, or (b) the date the judgment or order is finally affirmed on an appeal, the expiration of the time to file a petition for a writ of certiorari or other form of review, or the denial of a writ of certiorari or other form of review of the judgment or order, and, if certiorari or other form of review is granted, the date of final affirmance of the judgment or order following review pursuant to that grant. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to attorneys’ fees or expenses shall not in any way delay or preclude the Judgment from becoming Final.

1.8. “Individual Defendants” means defendants Jack B. Blount, Michael L. Paxton, B. Franklin Byrd, P. Joe Head, Gary Davis, James F. Gero, Anthony Scott, Anthony J. Levecchio, Katrinka B. McCallum, Jamie M. Schnur, and Gregory K. Wilson, collectively.

1.9. “Intrusion” means nominal defendant Intrusion, Inc.

1.10. “Judgment” means the Order and Final Judgment entered by the Court dismissing the Action with prejudice, substantially in the form annexed hereto as Exhibit D.

1.11. “Notice” means the Notice of Pendency and of Settlement of Action, substantially in the form annexed hereto as Exhibit B.

1.12. “Person” means a natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, any business or legal entity, and any spouse, heir, legatee, executor, administrator, predecessor, successor, representative, or assign of any of the foregoing.

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1.13. “Plaintiff” means plaintiff Nathan Prawitt.

1.14. “Plaintiff’s Counsel” means Rigrodsky Law, LLP and Grabar Law Office.

1.15. “Plaintiff’s Releasees” means Plaintiff, all other Intrusion stockholders, and any current or former officer or director of any Intrusion stockholder, and their respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial advisors, advisors, consultants, attorneys, personal or legal representatives (including Plaintiff’s Counsel), auditors, accountants, and associates.

1.16. “Preliminary Approval Order” means an order, substantially in the form annexed hereto as Exhibit A, preliminarily approving the Settlement; approving the form of Notice of Pendency and of Settlement of Action, substantially in the form annexed hereto as Exhibit B; approving the form of Summary Notice of Pendency and of Settlement of Action, substantially in the form annexed hereto as Exhibit C; approving the method of giving notice; scheduling the dates for submission of papers in support of the settlement, objections to the Settlement, and a hearing on Final Approval of the Settlement.

1.17. “Released Defendants’ Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues, and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule (including claims within the exclusive jurisdiction of the federal courts), that arise out of or relate in any way to the institution, prosecution, or settlement of the claims against Defendants in the Action, except for claims relating to the enforcement of the Settlement. For the avoidance of doubt, the Released Defendants’ Claims do not include claims based on the conduct of the Plaintiff’s Releasees after the Effective Date.

1.18. “Released Plaintiff’s Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule (including claims within the exclusive jurisdiction of the federal courts, such as, but not limited to, federal securities claims or other claims based upon the purchase or sale of Intrusion stock), that are, have been, could have been, could now be, or in the future could, can, or might be asserted, in the Action or in any other court, tribunal, or proceeding by Plaintiff or any other Intrusion stockholder derivatively on behalf of Intrusion or by Intrusion directly against any of the Defendants’ Releasees, which, now or hereafter, are based upon, arise out of, relate in any way to, or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that relate in any way to, or could arise in connection with, the Action (or relate to or arise as a result of any of the events, acts or negotiations related thereto), including but not limited to those alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to the complaints filed in the Action, except for claims relating to the enforcement of the Settlement. For the avoidance of doubt, the Released Plaintiff’s Claims include all of the claims asserted in the Action, but do not include claims based on conduct of Defendants’ Releasees after the Effective Date.

1.19. “Released Claims” means Released Plaintiff’s Claims and Released Defendants’ Claims.

1.20. “Releasees” means Plaintiff’s Releasees and Defendants’ Releasees.

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1.21. “Releases” means the releases set forth in Section II.B below.

1.22. “Settlement Hearing” means the hearing (or hearings) at which the Court will review and assess the adequacy, fairness, and reasonableness of the Settlement, and the appropriateness and amount of the award of attorneys’ fees, expenses, and service award to plaintiff to be awarded by the Court (as set forth in Sections IV-V, below).

1.23. “Summary Notice” means the Summary Notice of Pendency and of Settlement of Action, substantially in the form annexed hereto as Exhibit C.

1.24. “Unknown Claims” means any Released Plaintiff’s Claims that Intrusion, Plaintiff, or any other Intrusion stockholder does not know or suspect to exist in his, her, or its favor at the time of the release of the Defendants’ Releasees, and any Released Defendants’ Claims that any of the Defendants or any of the other Defendants’ Releasees does not know or suspect to exist in his, her, or its favor at the time of the release of the Plaintiffs’ Releasees, which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to the Settlement.

With respect to any and all Released Plaintiff’s Claims and Released Defendants’ Claims, the Parties stipulate and agree that Intrusion, Plaintiff and each of the Defendants shall expressly waive, and each of the other Intrusion stockholders and each of the other Defendants’ Releasees shall be deemed to have waived, and by operation of the Judgment shall have expressly waived, any and all provisions, rights, and benefits conferred by California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY

and any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542. Intrusion, Plaintiff and each of the Defendants acknowledge, and each of the other Intrusion stockholders and each of the other Defendants’ Releasees and Plaintiff’s Releasees shall be deemed by operation of law to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement.

II.     TERMS OF SETTLEMENT

A. SETTLEMENT CONSIDERATION

2.1. Within ninety (90) days of the Effective Date, Intrusion’s Board of Directors (the “Board”) shall adopt resolutions and amend its Bylaws, committee Charters, and other applicable corporate policies to implement the measures set forth below (the “Measures”), which shall remain in effect for no less than three (3) years (the “Term”):

(a)             ENHANCEMENT OF THE AUDIT COMMITTEE

Intrusion shall adopt a resolution to amend its Audit Committee Charter. The amended Audit Committee Charter shall be posted on the Company’s website. The Audit Committee Charter shall be amended to provide that:

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1)             The Audit Committee shall meet at least four (4) times annually and in separate executive sessions with the Company’s management, independent auditor, and General Counsel in carrying out its duties. The Chief Financial Officer (“CFO”) will not be present at such meetings. The Audit Committee shall meet quarterly in separate sessions with the Company’s General Counsel and outside counsel to review any legal matters pertinent to carrying out its duties;

2)             The Audit Committee, in conjunction with Intrusion’s independent auditor, shall annually review staffing of the Company’s accounting department to ensure that necessary staffing levels of the accounting department are fulfilled and maintained;

3)             The Audit Committee, in conjunction with the Disclosure Committee, the Company’s General Counsel, and the CFO, shall be responsible for monitoring Intrusion’s compliance with all public reporting requirements, as well as all other applicable laws, regulations and rules. Such monitoring shall include review of the Company’s periodic reports, including but not limited to the Company’s filings with the United States Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q, 8-K, and 14A (“SEC Filings”), to ensure the complete and accurate disclosure of material information;

4)             The Audit Committee, in conjunction with the General Counsel, shall be responsible for investigating all potential or reported material violations of public reporting requirements, and other applicable laws, regulations and rules;

5)             The Audit Committee shall prepare a written report to the full Board whenever any material violations of public reporting requirements and/or other applicable laws, regulations and rules are identified. This report shall include specific recommendations and/or proposals for mitigating such violations in the future;

6)             The Audit Committee, in conjunction with the Nominating and Corporate Governance Committee (the “Governance Committee”), shall be responsible for monitoring compliance with Intrusion’s Code of Conduct. In the event that a violation of the Code of Conduct is sufficiently material to trigger a disclosure obligation, the Audit Committee will report the violation to the full Board;

7)             The Audit Committee shall compile a list of potential independent auditors and shall conduct the necessary preemptive due diligence to ensure that the Company is not without a registered independent auditor for more than thirty (30) days upon the resignation or termination of its current registered independent auditor. Copies of the compiled list and any reports drafted during the due diligence process by the Audit Committee shall be provided to the full Board;

8)             The Audit Committee shall conduct an annual review of the effectiveness of Intrusion’s internal controls over the Company’s compliance with public reporting requirements and/or other applicable laws, regulations and rules;

9)             Within six (6) months of the Court’s final approval of the Settlement, the Audit Committee shall, with the assistance of an independent advisor, review the effectiveness of Intrusion’s newly implemented controls and procedures; and

10)           The Audit Committee, in conjunction with the General Counsel, shall monitor the Company’s compliance with all applicable laws, regulations and/or rules concerning whistleblower complaints.

(b)           ENHANCEMENT OF THE DISCLOSURE COMMITTEE

Intrusion shall adopt a resolution to amend its Disclosure Committee Charter. The amended Disclosure Committee Charter shall be posted on the Company’s website. The Disclosure Committee Charter shall be amended to provide that:

1)             The Disclosure Committee shall consult, as necessary, with the Audit Committee, the Company’s General Counsel, the CFO, Intrusion’s senior officers, independent auditors, internal accountants, or outside legal counsel, to ensure that the Company’s public statements are accurate and complete in all material respects;

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2)             The chair of the Disclosure Committee, or the chair’s designee, shall report at least quarterly to the Audit Committee concerning the activities undertaken by the Disclosure Committee to ensure that the Company’s public statements are accurate and complete in all material respects; and

3)             The Disclosure Committee shall, at least annually, review and assess the nonfinancial metrics disclosed in Intrusion’s SEC Filings.

(c)           RESPONSIBILITIES OF THE GENERAL COUNSEL

Intrusion shall adopt a resolution that, in conjunction with the Audit Committee and the Governance Committee, the General Counsel’s duties shall include, but are not limited to, oversight and administration of Intrusion’s corporate governance policies (including the Code of Conduct); fostering a culture that integrates compliance and ethics into business processes and practices through awareness and training; maintaining and monitoring a system for accurate public and internal disclosures, and reporting and investigating potential compliance and ethics concerns. The General Counsel will provide a written report to the Audit Committee and Governance Committee at least four (4) times annually and will promptly report to those committees any allegations of compliance and ethics concerns relating to violations of applicable laws or regulations, financial fraud or reporting violations.

The responsibilities and duties of Intrusion’s General Counsel, in conjunction with the Audit Committee and Governance Committee, shall include the following:

1)             Evaluating and amending, as necessary, Intrusion’s ethics and compliance program in light of trends and changes in laws which may affect Intrusion’s compliance with all applicable laws, regulations, and rules;

2)             Overseeing Intrusion’s ethics and compliance program, implementing procedures for monitoring and evaluating the program’s performance, and communicating with and informing the entire Board regarding progress toward meeting program goals;

3)             Assessing organizational risk for misconduct and noncompliance with applicable laws, regulations, and rules; promptly reporting material risks relating to compliance or disclosure issues to the Audit Committee following identification of these risks; and making written recommendations for further evaluation and/or remedial action;

4)             Performing an independent review of Intrusion’s draft quarterly and annual reports, filed with the SEC on Forms 10-K and 10-Q, and related materials prior to their publication to ensure the accuracy, completeness, and timeliness of disclosures relating to Intrusion’s compliance with all applicable laws, regulations, and rules;

5)             Reviewing and approving Intrusion’s publicly disseminated statements, including but not limited to press releases, media articles, earnings calls, and investor presentations, prior to dissemination to ensure the accuracy, completeness, and timeliness of disclosures relating to Intrusion’s compliance with all applicable laws, regulations, and rules; and

6)             Working with the Audit Committee to evaluate the accuracy, completeness, and timeliness of disclosures concerning the adequacy of Intrusion’s internal controls over financial reporting, compliance with all applicable laws, regulations, and rules, and ongoing and potential litigation and compliance issues.

(d)           INTERNAL CONTROLS AND COMPLIANCE FUNCTIONS

The Board shall retain an independent consultant to conduct an annual analysis for each of the next two (2) years regarding appropriate steps Intrusion should take to test and then strengthen the internal control function, including, but not limited to, the accuracy of public disclosures and compliance with all applicable laws, regulations, and rules by taking the following actions:

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1)             Identify necessary resources needed to effectively manage internal knowledge of risk exposure, existing laws, regulations, regulations and disclosure obligations;

2)             Assess risks of noncompliance with laws and regulations, internal controls, and disclosure obligations, incorporating such risk assessments into internal audit procedures; and

3)             Implement technology to improve auditing techniques, data mining, and predictive modeling with respect to compliance issues and risk exposure.

The consultant shall annually prepare a written report with recommended changes to Intrusion’s Audit Committee, Governance Committee, and General Counsel. This consultant shall meet annually with the Board, CEO, CFO, General Counsel, and Intrusion’s external auditors to present the written report in advance of Intrusion’s finalization of its annual Form 10-K report (regardless of whether the annual report on Form 10-K is a restatement, amended filing, or initial filing, and whether it is submitted late or on time). The Board shall consider implementation of each recommendation contained in the report. As to each recommendation contained in the report, the Board shall decide whether to implement the recommendation and shall prepare minutes setting forth the specific reason(s) for the decision (including the results of the Board vote for each recommendation that is not accepted). The consultant’s report shall be attached to the Board minutes as an exhibit. A copy of such minutes and the consultant’s report shall be maintained by the Audit Committee for a period of ten (10) years. Moreover, in the final report on Form 10-K issued after the Board’s evaluation of the consultant’s report, the Board shall include a summary of the consultant’s proposals, the Board’s determination regarding the proposals, and the reasons for such determination.

Intrusion’s CFO shall not have been employed by any of Intrusion’s outside auditor firms during the prior two (2) years or, if involved in the auditor firm’s audit of Intrusion, during the prior five (5) years.

(e)            INSIDER TRADING CONTROLS

To the extent not already required, the Insider Trading Policy shall be amended as follows, and shall be posted, as amended, on the Company website. To the extent not already required, the Board shall require all insider transactions to be made subject to 10b5-1 trading plans (“Trading Plans”), which should be structured pursuant to the following rules:

1)             The Trading Plans shall prohibit the commencement of trading until after the next regularly scheduled blackout period following a Trading Plan’s adoption;

2)             The Trading Plans shall require that trading be conducted according to specific instructions or formulae with regard to amount, price, and date of transactions (i.e., an insider may not give his or her broker the right to determine whether and how to make transactions);

3)             The Trading Plans shall have a minimum length of six (6) months, and shall not be subject to cancellation;

4)             The adoption of a Trading Plan, and the aggregate number of shares involved, shall be publicly disclosed;

5)             All Trading Plans shall be approved by the Company’s Audit Committee; and

6)             A 10b5-1 Trading Plan will not be required if the stock is sold in the open window period.

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(f)            ENHANCEMENT OF THE GOVERNANCE COMMITTEE

Intrusion shall adopt a resolution to amend the Governance Committee Charter. The amended Governance Committee Charter shall be posted on the Company’s website. The Governance Committee Charter shall require the following:

1)             The Governance Committee shall meet with each prospective new Board member prior to his or her nomination to the Board and then recommend whether such individual shall be nominated for membership to the Board. Such review shall require, inter alia, a background check of each candidate;

2)             Final approval of a director candidate shall be determined by the full Board. The decision on whether to recommend such person to the Board shall be disclosed to shareholders after a full review by the Board. Potential disqualifying conflicts of interests to be considered shall include familial relationships with Company officers or directors, interlocking directorships, and/or substantial business, civic, and/or social relationships with other members of the Board that could impair the prospective Board member’s ability to act independently from the other Board members; and

3)             The Governance Committee shall work with the Audit Committee and General Counsel in fulfilling its duties related to the Company’s corporate governance guidelines and policies, and compliance therewith.

(g)            ENHANCEMENTS TO THE COMPENSATION COMMITTEE CHARTER

Intrusion shall adopt a resolution to amend the Compensation Committee Charter. The amended Compensation Committee Charter shall be posted on the Company’s website. The Compensation Committee Charter shall require the following:

1)              In determining, setting, or approving annual short-term compensation arrangements, the Compensation Committee shall consider the particular executive’s performance as it relates to both legal compliance and compliance with the Company’s internal policies and procedures. This shall not affect payments or benefits that are required to be paid pursuant to the Company’s plans, policies, or agreements; and

2)              In determining, setting, or approving termination benefits and/or separation pay to executive officers, the Compensation Committee shall take into consideration the circumstances surrounding the particular executive officer’s departure and the executive’s performance as it relates to both legal compliance and compliance with the Company’s internal policies and procedures. This shall not affect payments or benefits that are required to be paid pursuant to the Company’s plans, policies, or agreements.

(h)             EXECUTIVE REPORTS

At least quarterly, the Company’s CFO (or designee) shall provide a written report to the Board regarding the Company’s financial condition and prospects, including, but not limited to, a discussion of all reasons for material increases in expenses and liabilities, if any, and material decreases in revenues and earnings, if any, management plans for ameliorating or reversing such negative trends, and the success or failure of any such plans presented in the past.

All Section 16 officers shall make written reports to the Board regarding their respective areas of responsibility at least quarterly and shall meet at least quarterly with the Board.

(i) EMPLOYEE TRAINING IN RISK ASSESSMENT AND COMPLIANCE

Intrusion shall ensure that its existing training program adheres to the following conditions, to the extent it does not already:

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1)               Intrusion’s General Counsel shall be charged with primary responsibility for education pursuant to this provision;

2)               Training shall be mandatory for all directors, officers, employees, independent contractors, and agents of Intrusion. Training shall be annual for all such persons, and in the event a person is appointed or hired after the annual training for a particular year, a special training session shall be held for such individual within fourteen (14) business days of their appointment or hiring;

3)               Training shall include coverage of risk assessment and compliance, Intrusion’s Code of Conduct, corporate governance guidelines and policies, policies regarding “related party transactions,” and all other manuals or policies established by Intrusion concerning legal or ethical standards of conduct to be observed in connection with work performed for Intrusion (“Intrusion’s Policies”);

4)               Training for employees involved in (i) preparing the Company’s financial statements; (ii) communications with the Company’s independent auditor; (iii) data collection, aggregation, analysis, and reporting; and (iv) disseminating or producing the Company’s public statements shall include, but not be limited to, issuing appropriate guidance and the laws and regulations regarding public disclosures; and

5)               Training shall be in person where practicable. In the limited circumstances where training in person is not practicable, training should be interactive, Internet-based training. Upon completion of training, the person receiving the training shall provide a written certification as to his or her receipt and understanding of the obligations under Intrusion’s Policies. Each written certification shall be maintained by Intrusion’s General Counsel for a period of ten (10) years from the date it was executed.

(j)               DIRECTOR EDUCATION

Intrusion shall suggest that each member of the Board shall annually attend four (4) hours of continuing education programs designed for directors of publicly-traded companies. Such training shall include coverage of rules and regulations regarding public disclosures, standards governing internal controls over financial reporting including those promulgated in the Committee of Sponsoring Organizations of the Treadway Commission Framework, corporate governance, assessment of risk, compliance, auditing, and reporting requirements for publicly-traded corporations.

(k)              BOARD COMPOSITION AND PRACTICES

The Board shall adopt the following reforms as they relate to its composition and practices:

1)               Board Size. The Company currently has five (5) members on its Board. The Board shall add one (1) additional independent director who shall meet the independence standards set forth herein within one (1) year of the Effective Date of the Settlement;

2)               Lead Independent Director. The Board shall include a provision in the Company’s Bylaws that, in the “unusual circumstances as determined by the Board” in which the CEO and Chairman of the Board are the same individual, the Company shall have a lead independent director; and

3)               Limitation on Active CEOs. The Board shall adopt a policy of having no more than two (2) directors who are active CEOs at any company, including Intrusion.

(l)               DIRECTOR INDEPENDENCE

Intrusion will agree that at least two-thirds of the Board shall consist of directors who meet the criteria for director independence set forth in NASDAQ Listing Rule 5605(a)(2), and any other statutory director independence requirement, as well as the following qualifications:

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1)               has no personal services contract(s) with Intrusion or any member of the Company’s senior management;

2)               is not employed by a public company at which an executive officer of Intrusion serves as a director, regardless of whether that executive officer serves on the compensation committee of that public company or not;

3)               is not affiliated with a non-profit entity that receives significant contributions from Intrusion;

4)               has not had any of the relationships described in subsections (1)–(3) above with any affiliate of Intrusion; and

5)               is not a member of the immediate family of any person described in subsections (1)–(4) above.

If the Company fails to comply with the independence requirements set forth herein due to one or more vacancies of the Board, Intrusion shall within thirty (30) days regain compliance with these requirements.

(m)             WHISTLEBLOWER POLICY

The Company’s Code of Conduct shall provide that Intrusion does not tolerate retaliation against whistleblowers and, to further protect and incentivize employees coming forward with concerns, the Board shall require management to adopt a specific written policy protecting whistleblowers (the “Whistleblower Policy”) that consists of the following and shall include this policy on the Company’s website. The Company’s Whistleblower Policy shall:

1)               Encourage interested parties to bring forward ethical and legal violations and/or a reasonable belief that ethical and legal violations have occurred to the Audit Committee, Human Resources, and/or Legal Department so that action may be taken to resolve the problem. These complaints shall be reviewed by the Audit Committee, in consultation with and under the supervision of the Company’s legal counsel, and presented to the full Board; and

2)               Effectively communicate that Intrusion is serious about adherence to its corporate governance policies and that whistleblowing is an important tool in achieving this goal.

3)               The Whistleblower Policy—with the endorsement of the Board and the most senior management of the Company—must adequately notify employees, independent contractors and vendors of Intrusion of the following:

(i)               Executives are subject to criminal penalties, including imprisonment, for retaliation against whistleblowers;

(ii)              Whistleblower complaints may be directed to the Audit Committee, Human Resources, and/or the Legal Department, and the complaints will be handled by these parties anonymously and in confidence;

(iii)             If a whistleblower brings their complaint to an outside regulator or other governmental entity, they will be protected by the terms of the Whistleblower Policy just as if they directed the complaint to the Audit Committee, Human Resources, and/or Legal Department;

(iv)             In the performance review process, employees may be rewarded for top performance and satisfying the stated values, business standards, and ethical standards of the Company; and

(v)              It is both illegal and against Intrusion’s policy to discharge, demote, suspend, threaten, intimidate, harass, or in any manner discriminate against whistleblowers.

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The Company shall remind employees of whistleblower options and whistleblower protections in employee communications provided at least once a year.

Intrusion acknowledges that the Action was a precipitating, substantial and material factor in the adoption and implementation of these Measures by Intrusion’s Board, and that the Measures confer substantial benefits upon Intrusion and its current stockholders.

B.               RELEASES

2.2.       Upon entry of the Judgment, Plaintiff, and each and every other Intrusion stockholder, on behalf of themselves and any other person or entity who could assert any of the Released Plaintiffs’ Claims on their behalf, in such capacity only, shall fully, finally, and forever release, settle, and discharge, and shall forever be enjoined from prosecuting, the Released Plaintiffs’ Claims against Defendants and any other Defendants’ Releasees.

2.3.       Upon entry of the Judgment, Defendants and the other Defendants’ Releasees, on behalf of themselves and any other person or entity who could assert any of the Released Defendants’ Claims on their behalf, in such capacity only, shall fully, finally, and forever release, settle, and discharge, and shall forever be enjoined from prosecuting, the Released Defendants’ Claims against Plaintiff’s Releasees. For the avoidance of doubt, notwithstanding anything to the contrary herein, nothing in this Stipulation is intended to release, and nothing herein shall operate as a release of, any (i) rights, claims or actions that Intrusion or any Defendant may have against any insurer or (ii) rights, claims or actions that Intrusion or any of the Defendants may have with respect to any insurance policy implicated by the Action.

C.               DISMISSAL OF THE ACTION

2.4.        Upon entry of the Judgment, the Action shall be dismissed in its entirety and with prejudice. Plaintiff, Defendants, and Intrusion shall each bear his, her, or its own fees, costs, and expenses, except as expressly provided in this Stipulation, provided that nothing herein shall affect the Defendants’ rights to advancement or indemnity of their legal fees, costs and expenses incurred in connection with the Action and this Settlement, all of which are expressly reserved.

III.              PROCEDURE FOR APPROVAL

3.1.             As soon as practicable after execution of this Stipulation, the Parties shall jointly submit the Stipulation together with its related documents to the Court, and shall apply to the Court for entry of the Preliminary Approval Order, in the form annexed hereto as Exhibit A, requesting, inter alia: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the method of providing notice of the proposed Settlement to current Intrusion stockholders; (iii) approval of the form of Notice attached hereto as Exhibit B; (iv) approval of the form of the Summary Notice attached hereto as Exhibit C; and (v) scheduling dates for the submission of papers in support of the Settlement, the filing of objections to the Settlement, and the Settlement Hearing.

3.2.             Within ten (10) business days after the entry of the Preliminary Approval Order, Intrusion shall cause: (i) the posting of the Notice, in the form annexed hereto as Exhibit B, and the Stipulation (including exhibits) on the “Investor Relations” portion of the Company’s website, the address of which will be contained in the Notice and Summary Notice and which posting shall be maintained through the date of the Settlement Hearing; (ii) the filing with the SEC of a Current Report on Form 8-K or other appropriate filing, attaching the Notice (Exhibit B hereto) and the Stipulation (including exhibits); and (iii) the publication of the Summary Notice, in the form annexed hereto as Exhibit C, one time in Investor’s Business Daily. Intrusion shall pay all costs of this notice program, or any other form and manner of notice as may be required by the Court. The Parties agree that the content and manner of notice set forth herein constitutes adequate and reasonable notice to current Intrusion stockholders under applicable law and consistent with due process standards. Before the Settlement Hearing, Defendants’ Counsel shall file with the Court a declaration confirming the effectuation of the notice program as ordered by the Court.

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3.3.             The Parties agree to use their individual and collective best efforts to obtain Court approval of this Stipulation. The Parties further agree to use their individual and collective best efforts to effect, take, or cause to be taken all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements to consummate and make effective, as promptly as practicable, the Stipulation provided for hereunder and the dismissal of the Action.

3.4.             If the Settlement embodied in this Stipulation is approved by the Court, and the Settlement has not been terminated for any reason, the Parties shall request that the Court enter the Judgment, substantially in the form attached hereto as Exhibit D.

IV.             ATTORNEYS’ FEES AND EXPENSES

4.1.             After reaching an agreement-in-principle regarding the substantive terms of the Settlement, the Parties engaged in separate negotiations regarding the payment of attorneys’ fees and litigation expenses to Plaintiff’s Counsel by Intrusion based on the substantial benefits conferred on the Company and its current stockholders by the Settlement. Based on those benefits, which the Company and the Individual Defendants expressly acknowledge were created by the prosecution and settlement of the Action, Intrusion agrees to pay to Plaintiff’s Counsel, and Plaintiff’s Counsel intend to petition the Court for the approval of, an award of attorneys’ fees and litigation expenses of two hundred and fifty thousand dollars ($250,000.00) (the “Fee and Expense Award”).

4.2.             The Fee and Expense Award shall be paid, or cause to be paid, by Intrusion to Plaintiff’s Counsel within ten (10) business days of the Effective Date.

4.3.             Plaintiffs’ Counsel has informed Intrusion that they intend to apply to the Court for an award to Plaintiff for the time and effort expended in the prosecution of the Action of up to two thousand dollars ($2,000.00) to be paid from the Fee and Expense Award (the “Plaintiff Service Award”). Defendants take no position on the Plaintiff Service Award.

4.4.             If, after payment of the Fee and Expense Award, such award, including any Plaintiff Service Award, is reversed, vacated, or reduced by final non-appealable order, or the Settlement is terminated in accordance with the terms of this Stipulation, Plaintiff’s Counsel shall, within ten (10) business days after receiving from Defendants’ Counsel or from a court of appropriate jurisdiction notice of the termination of the Settlement or notice of any reduction of the Fee and Expense Award by final non-appealable order, return to Intrusion: (i) the full amount of the Fee and Expense Award if the Settlement is terminated or the Fee Award is reversed or vacated, or (ii) if the Fee and Expense Award is reduced, the difference between the attorneys’ fees and expenses awarded by the Court in the Fee and Expense Award on the one hand, and any attorneys’ fees and expenses ultimately and finally awarded on appeal, further proceedings on remand, or otherwise, on the other hand.

4.5.             The Fee and Expense Award shall be the sole aggregate compensation for Plaintiff’s Counsel in connection with the Action and the Settlement. Plaintiff’s Counsel shall allocate the attorneys’ fees awarded amongst Plaintiff’s Counsel in a manner which they, in good faith, believe reflects the contributions of such counsel to achieving the benefits of the proposed Settlement. No payment from any attorneys’ fees award shall be made to any counsel not affiliated with Plaintiff’s Counsel. Defendants’ Releasees shall have no responsibility for or liability whatsoever with respect to the allocation or award of attorneys’ fees or expenses to Plaintiff’s Counsel.

4.6.             Neither Defendants nor Intrusion shall be liable for or obligated to pay any fees, expenses, costs, or disbursements, or to incur any expense on behalf of, any person or entity (including, without limitation, Plaintiff or Plaintiff’s Counsel), directly or indirectly, in connection with the Action or the Settlement, except as expressly provided for in this Stipulation, provided that nothing herein shall affect the Defendants’ rights to advancement or indemnity for their legal fees, costs and expenses incurred in connection with the Action and this Settlement.

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4.7.             Neither Plaintiff nor Plaintiff’s Counsel shall be liable for or obligated to pay any fees, expenses, costs, or disbursements to, or incur any expenses on behalf of, any person or entity (including, without limitation, Defendants, Intrusion, or their counsel), directly or indirectly, in connection with the Action or the Settlement.

4.8.             This Stipulation, the Settlement, the Judgment, and whether the Judgment becomes Final are not conditioned upon the approval of an award of attorneys’ fees, costs, or expenses, either at all or in any particular amount, by the Court.

4.9.             Plaintiff’s Counsel warrant that no portion of any such award of attorneys’ fees or expenses shall be paid to Plaintiff, except as may be approved by the Court.

V.               STAY PENDING COURT APPROVAL

5.1.             Pending Court approval of the Stipulation, the Parties agree to stay any and all proceedings in the Action other than those incident to the Settlement.

5.2.             Except as necessary to pursue the Settlement and determine a Fee and Expense Award, pending final determination of whether the Stipulation should be approved, all Parties to the Action (including Plaintiff, the Defendants, and Intrusion) agree not to institute, commence, prosecute, continue, or in any way participate in, whether directly or indirectly, representatively, individually, derivatively on behalf of Intrusion, or in any other capacity, any action or other proceeding asserting any Released Claims.

5.3.             Notwithstanding Paragraphs 5.1 and 5.2, nothing herein shall in any way impair or restrict the rights of any Party to defend this Stipulation or to otherwise respond in the event any Person objects to the Stipulation, the proposed Judgment to be entered, and/or the Fee and Expense Award or Plaintiff Service Award.

VI.             EFFECT OF DISAPPROVAL, CANCELLATION, OR TERMINATION

6.1.             Plaintiff, the Individual Defendants (provided they unanimously agree or if only certain Defendants are affected by the occurrence of any event set forth in clauses (b) through (e) below, provided that such Defendants as are affected agree), and Intrusion shall each have the right to terminate the Settlement and this Stipulation by providing written notice of their election to do so (“Termination Notice”) to the other parties to this Stipulation within thirty (30) calendar days of: (a) the Court’s declining to enter the Preliminary Approval Order in any material respect; (b) the Court’s refusal to approve this Stipulation or any part of it that materially affects any party’s rights or obligations hereunder; (c) the Court’s declining to enter the Judgment in any material respect; or (d) the date upon which the Judgment is modified or reversed in any material respect by an appellate court. Neither a modification nor a reversal on appeal of the amount of fees, costs, and expenses awarded by the Court to Plaintiff’s Counsel or of the amount of Plaintiff Service Award (if granted by the Court) shall be deemed a material modification of the Judgment or this Stipulation.

6.2.             In the event that the Settlement is terminated pursuant to the terms of Paragraph 6.1 of this Stipulation or the Effective Date otherwise fails to occur for any other reason, then (i) the Settlement and this Stipulation (other than this Section VI ) shall be canceled and terminated; (ii) any judgment entered in the Actions and any related orders entered by the shall in all events be treated as vacated, nunc pro tunc; (iii) the Releases provided under the Settlement shall be null and void; (iv) the fact of the Settlement shall not be admissible in any proceeding before any court or tribunal; (v) all proceedings in the Action shall revert to their status as of the date prior to execution of this Stipulation, and no materials created by or received from another Party that were used in, obtained during, or related to settlement discussions shall be admissible for any purpose in any court or tribunal, or used, absent consent from the disclosing party, for any other purpose or in any other capacity, except to the extent that such materials are required to be produced during discovery in the Action or in any other litigation; (vi) Plaintiff and Defendants shall jointly petition the Court for a revised schedule for trial; (vii) the Parties shall proceed in all respects as if the Settlement and this Stipulation (other than this Section VI) had not been entered into by the Parties; and (ix) the Fee and Expense Award, including the Plaintiff Service Award shall be refunded directly to Intrusion pursuant to the provisions of ⁋ 4.4.

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VII.            NO ADMISSION OF LIABILITY

7.1.             It is expressly understood and agreed that neither the Settlement nor any act or omission in connection therewith is intended or shall be deemed or argued to be evidence of or to constitute an admission or concession by: (a) the Individual Defendants, Intrusion, or any of the other Defendants’ Releasees as to (i) the truth of any fact alleged by Plaintiff, (ii) the validity of any claims or other issues raised, or which might be or might have been raised, in the Action or in any other litigation, (iii) the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or (iv) any wrongdoing, fault, or liability of any kind by any of them, which each of them expressly denies; or (b) Plaintiff or any of the other Plaintiff’s Releasees that any of their claims are without merit, that any of the Defendants or Defendants’ Releasees had meritorious defenses, or that damages in the Action would not be recoverable. The Defendants and the Releasees may file this Stipulation and/or Judgment in any action that has been or may be brought against them in order to support a claim or defense based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim or in connection with any insurance litigation.

VIII.           MISCELLANEOUS PROVISIONS

8.1.             This Stipulation shall be deemed to have been mutually prepared by the Parties hereto and shall not be construed against any of them by reason of authorship.

8.2.             The Parties agree that in the event of any breach of this Stipulation, all of the Parties’ rights and remedies at law, equity, or otherwise, are expressly reserved.

8.3.             This Stipulation may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document. Any signature to the Stipulation by means of facsimile or electronic scanning shall be treated in all manner and respects as an original signature and shall be considered to have the same binding legal effect as if it were the original signed version thereof and without any necessity for delivery of the originally signed signature pages in order for this to constitute a binding agreement.

8.4.             The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

8.5.             Each counsel or other person executing this Stipulation on behalf of any Party warrants that he or she has the full authority to bind his or her principal to this Stipulation.

8.6.             Plaintiff and Plaintiff’s Counsel represent and warrant that none of Plaintiff’s claims referred to in this Stipulation or that could have been alleged in the Action has assigned, encumbered, or in any manner transferred in whole or in part.

8.7.             This Stipulation shall not be modified or amended, nor shall any provision of this Stipulation be deemed waived, unless such modification, amendment, or waiver is in writing and executed by or on behalf of the Parties.

8.8.             Any failure by any Party to insist upon the strict performance by any other Party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such Party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Stipulation to be performed by such other Party. Waiver by any Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation, and failure by any Party to assert any claim for breach of this Stipulation shall not be deemed to be a waiver as to that or any other breach and will not preclude any Party from seeking to remedy a breach and enforce the terms of this Stipulation. Each of the Defendants’ respective obligations hereunder are several and not joint, and the breach or default by one Defendant shall not be imputed to, nor shall any Defendant have any liability or responsibility for, the obligations of any other Defendant herein.

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8.9.             This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties hereto.

8.10.           Notwithstanding the entry of the Judgment, the Court shall retain jurisdiction with respect to the implementation, enforcement, and interpretation of the terms of the Stipulation, and all Parties submit to the jurisdiction of the Court for all matters relating to the administration, enforcement, and consummation of the Settlement and the implementation, enforcement, and interpretation of the Stipulation, including, without limitation, any matters relating to awards of attorneys’ fees and expenses to Plaintiff’s Counsel.

8.11.           The construction and interpretation of this Stipulation shall be governed by and construed in accordance with the laws of the State of Delaware and without regard to the laws that might otherwise govern under principles of conflicts of law applicable hereto. Each Party (i) consents to personal jurisdiction in any such action (but no other action) brought in the Court; (ii) consents to service of process by registered mail upon such Party or such Party’s agent; and (iii) waives any objection to venue in the Court and any claim that Delaware or the Court is an inconvenient forum.

8.12            Without further order of the Court, the Parties hereto may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

8.13            The following exhibits are annexed hereto and incorporated herein by reference:

(a)        Exhibit A: Preliminary Approval Order;

(b)        Exhibit B: Notice of Pendency and of Settlement of Action;

(c)        Exhibit C: Summary Notice of Pendency and of Settlement of Action; and

(d)        Exhibit D: Final Order and Judgment.

IN WITNESS WHEREOF, IT IS HEREBY AGREED by the undersigned as of the date noted above.

Dated September 28, 2023

RIGRODSKY LAW, P.A.

BY: /s/ Herbert Mondros

Seth D. Rigrodsky (#3147)

Gina M. Serra (#5387)

Herbert Mondros (#3308)

300 Delaware Avenue, Suite 210

Wilmington, DE 19801

(302) 295-5310

Email: sdr@rl-legal.com

  hwm@rl-legal.com

  gms@rl-legal.com

Counsel for Plaintiff Nathan Prawitt

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GRABAR LAW OFFICE

Joshua H. Grabar

One Liberty Place

1650 Market Street, Suite 3600

Philadelphia, PA 19103

Telephone: (267) 507-6085

Email: jgrabar@grabarlaw.com

Of Counsel for Plaintiff Nathan Prawitt

GREENBERG TRAURIG, LLP

/s/ Steven T. Margolin

Steven T. Margolin (No. 3110)

222 Delaware Avenue, Suite 1600

Wilmington, DE 19801

Telephone: (302) 661-7376

David Klaudt

2200 Ross Avenue, Suite 5200

Dallas, Texas 75201

Telephone: (214) 665-3616

Email: David.Klaudt@gtlaw.com

Counsel for Individual Defendant Jack B. Blount

MCCARTER & ENGLISH, LLP

/s/ Andrew Dupre

Andrew Dupre (No. 4261)

Renaissance Centre

405 North King Street, 8th Floor

Wilmington, Delaware 19801

Telephone: (302) 984-6328

Email: adupre@mccarter.com

Counsel for Nominal Defendant Intrusion, Inc. and Individual Defendants Michael L. Paxton, B. Franklin Byrd, P. Joe Head, Gary Davis, James Gero, Anthony Scott, Anthony J. LeVecchio, Katrinka B. McCallum, Jamie M. Schnur, and Gregory K. Wilson

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